SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 6, 2005
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)
(706) 649-2267

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature
EX-2.1 AGREEMENT AND PLAN OF MERGER

Item 1.01 Entry into a Material Definitive Agreement.
     Synovus Financial Corp., a Georgia corporation (“Synovus”), and Riverside Bancshares, Inc., a Georgia corporation (“Riverside”), have entered into an Agreement and Plan of Merger, dated as of September 6, 2005 (the “Merger Agreement”). The Merger Agreement provides for the merger of Riverside with and into Synovus (the “Merger”). The Merger will be treated as a purchase by Synovus under U.S. generally accepted accounting principles and is intended to constitute a “reorganization” for U.S. federal income tax purposes.
     Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, if the Merger is completed each share of Riverside common stock will be converted into 1.0312 shares of Synovus common stock (“Per Share Exchange Ratio”). In addition, if not exercised prior to completion of the Merger, Riverside stock options will be converted into stock options with respect to shares of Synovus common stock, with adjustments to reflect the Per Share Exchange Ratio. Synovus will issue approximately 5,880,308 shares of its common stock for all of the outstanding shares of common stock and common stock equivalents of Riverside.
     The Merger Agreement included as Exhibit 2.1 contains representations and warranties that Synovus and Riverside made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Synovus and Riverside in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between Synovus and Riverside rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 to be filed by Synovus with the Securities and Exchange Commission (“SEC”) containing the proxy statement/prospectus for the shareholders of Riverside.
     In addition, Riverside has agreed, subject to certain exceptions, to cause a shareholder meeting to be held to consider approval of the Merger and that the Riverside Board of Directors will recommend approval by its shareholders of the Merger Agreement. Riverside has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.
     Completion of the Merger, which is currently anticipated to occur late in the fourth quarter of 2005, is subject to a number of conditions, including approval by Riverside’s shareholders, receipt of all requisite regulatory approvals (including the approval of the Board of Governors of the Federal Reserve System), and certain other customary conditions.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

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Additional Information About This Transaction
     Synovus will file a Form S-4 registration statement regarding this transaction with the SEC which will contain a proxy statement/prospectus for the shareholders of Riverside. Riverside will mail the proxy statement/prospectus to its shareholders. These documents will contain important information about the transaction, and Synovus and Riverside urge you to read these documents when they become available.
     You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Synovus’ Website (www.synovus.com) under the tab “Investor Relations” and then under the heading “Financial Info.” and then under the item “SEC Filings.”
Participants in This Transaction
     Synovus and Riverside and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Riverside’s shareholders in connection with this transaction. Information about persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Synovus’ executive officers and directors in our definitive proxy statement filed with the SEC on March 21, 2005. You can obtain free copies of the proxy statement from Synovus using the contact information above.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Note:	Schedules to the Agreement and Plan of Merger, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Agreement and Plan of Merger have not been filed; upon request, Synovus will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 6, 2005, by and between Synovus Financial Corp. and Riverside Bancshares, Inc.

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Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Registrant”)

Dated: September 6, 2005	By:	/s/ Kathleen Moates

Kathleen Moates
Senior Deputy General Counsel

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